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                                 EXHIBIT 3(II)


                      Bylaws of Carlisle Bancshares, Inc.
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                                                                   EXHIBIT 3(II)

                                     BYLAWS

                                       OF

                           CARLISLE BANCSHARES, INC.

                                   ARTICLE I

                                     STOCK


         1. Certificates. Certificates of stock shall be issued to each holder of fully paid stock in numerical order. Each certificate shall be signed by the President and attested by the Secretary. A record of each certificate shall be kept in the corporation's records.

         2. Form. The form of the certificate to represent stock ownership in the corporation shall be fixed by the original incorporators, and may be changed from time to time by the Board of Directors.

         3. Transfer. Shares of the corporation shall be transferred on its books only upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the corporation.

         4. Lost Certificates. The Board of Directors shall direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost, but the board in its discretion may, as a condition precedent to issuing the new certificate, require the owner to give the corporation a bond or security acceptable to the Board as indemnity against any claim that may be made against the corporation on the certificate allegedly destroyed or lost.

         5. Restrictions on Transfer. The President and Secretary of the corporation shall have the authority on behalf of the corporation to enter into any contract between the corporation and all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the corporation or its shareholders; or (c) requiring the corporation or its shareholders to purchase such shares upon stated contingencies. In addition, any or all of such restrictions, options or requirements may be imposed on all shares of the corporation, issued and unissued, upon the unanimous resolution of the Board of Directors and the consent of all stockholders as of the date of the Board's resolution.
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                                   ARTICLE II

                                  STOCKHOLDERS

         1. Annual Meeting. The annual meeting of the stockholders of this corporation shall be held at such place within the continental limits of the United States as the Directors shall designate, the date of the meeting to be fixed by the Directors for a date in the month of January of each year.

         2. Special Meetings. Special meetings of the stockholders may be called at any time by the President, by resolution of the Board of Directors, or by any member of the Board of Directors.

         3. Notice. Written notice of stockholders' meetings shall be given either personally or by mail, to each stockholder of record at his address, as the same appears on the stock book of the corporation, not less than ten (10) nor more than fifty (50) days before the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting. In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called. If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the corporation's assets, to amend the Articles of Incorporation or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting. Notice of any meeting or service of such notice may be waived in writing before or after the meting by a stockholder or by the attendance in person or by proxy of any stockholder at such meeting. No irregularity of notice of any regular or special meeting of the stockholders shall invalidate such meeting or any proceeding held at such meeting.

         4. Quorum. A quorum at any meeting of the stockholders shall consist of a majority in interest in the stock issued an outstanding then entitled to vote, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting.

         5. Proxies. A stockholder may vote at any meeting of the stockholders by being present in person or by giving to some other person present at the meeting a written proxy. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.





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         6.      Voting Shares.  Subject to the provisions for cumulative
voting hereinafter set forth in Number 7 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

         7. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares equal, or by distributing such votes on the same principle among any number of candidates.

         8. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III

                                   DIRECTORS

         1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be the same as the number stated in the Articles of Incorporation. Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.
directors need not be residents of Arkansas nor shareholders of the corporation.

         3. Vacancies. If a vacancy occurs in the Board of Directors by reason of death or resignation, or if the stockholders fail to fill all the vacancies in the Board of Directors at the annual meeting of stockholders or any meeting for the purpose of electing Directors, the vacancies shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors.

         4. Resignations. A Director may resign at any time by filing his written resignation with the Secretary.

         5. Removal. A Director may be removed at any time, with or without cause, by a special stockholders' meeting called expressly for that purpose.

         6. Meetings. Meetings of the Board of Directors shall be held on call of any member after giving notice in writing or otherwise to all members at least twenty-four hours prior thereto. Notice of any meeting or service of such





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notice may be waived in writing before or after the meeting by a Director or by attendance at such meeting. No irregularity of notice of such meeting shall invalidate such meeting or any proceeding thereat.

         7. Quorum. A quorum of any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

         8. Informal Action. Action taken by a majority of the Directors without a meeting in respect to any corporate matter shall be valid if, before or after such action, all Board members sign and file with the Secretary for inclusion in the corporate minute book a memorandum showing (a) the nature of the action taken, (b) the consent of each Board member, and (c) the names of Directors approving and Directors opposing such action.

         9.      Proxies.  Directors may not vote by proxy.

         10. Election of Officers. Officers of the corporation shall be elected by the Board of Directors and shall serve at the pleasure of the board of Directors subject to any contracts of employment entered into by the corporation. The Board of Directors shall fix the compensation of all officers of the corporation.

         11. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance by each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         1. Number. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers as may be elected in accordance with these bylaws. Any two or more offices may be held by the same person, except that if there is more than one shareholder the offices of President and Secretary may not be held by the same person.

         2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

         3. Execution of Written Instruments. Leases, deeds, mortgages, and contracts not in the ordinary course of business shall be executed by the President or the Vice-President and attested by the Secretary unless he Board of Directors shall in a particular situation designate another procedure for their execution. The Board of Directors may





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authorize any one or more officers and/or employees to execute contracts in the ordinary course of business on behalf of the corporation and such authority may be general or confined to specific instances.

         4. Checks and Notes. Checks, notes, drafts and demands for money shall be signed by any one or more officers of the corporation.

                                   ARTICLE V

                           GENERAL FISCAL PROVISIONS

         1. Fiscal Year. The corporation shall keep its books on a calendar year basis.

         2. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE VI

                                WAIVER OF NOTICE

         1. Whenever any notice is required to be given to any shareholder or director of the corporation under these Bylaws or under the provisions of the Articles of Incorporation or under the Arkansas Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VII

                                   AMENDMENTS

         Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event action thereof may be taken at any meeting of the shareholders by vote of a majority of the voting shares outstanding and a majority of the outstanding shares of any other class which may be substantially adversely affected by such action.



                                        CARLISLE BANCSHARES, INC.



                                        By    /s/ Daniel C. Horton
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                                              Daniel C. Horton
                                              Secretary

Dated        March 29, 1985
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